Exhibit 99.1

Kroger Outlines Plan to Redefine the Way America Eats and to Deliver Value for Customers & Shareholders

Kroger’s plan to create value for shareholders focuses on redefining the food & customer experience through digital and technology, expanding partnerships to create customer value, developing talent, and creating social impact

Kroger reaffirms 2017 guidance, including:

•                  Identical supermarket sales growth of 0.5 to 1.0%, excluding fuel, for the remainder of 2017.

•                  Net earnings of $1.74 to $1.79 per diluted share, including an estimated $.09 for the 53rd week.

•                  Adjusted net earnings of $2.00 to $2.05 per diluted share, including the 53rd week and excluding charges related to the withdrawal liability for certain multi-employer pension funds and a voluntary retirement offering (the “2017 adjustment items”).

Please see 8-K filed today for additional guidance information.

CINCINNATI, October 11, 2017 — The Kroger Co. (NYSE: KR) today will announce its plan to redefine the food and grocery customer experience in America, called Restock Kroger, during its annual Investor Conference.

“We know that when we serve America through food inspiration and uplift, we create value for our shareholders, customers and associates,” said Rodney McMullen, Kroger’s chairman and CEO. “We understand that today’s marketplace is shifting rapidly. Kroger’s success has always depended on our ability to proactively address changes by focusing relentlessly on our customers. We have the scale, the data, physical assets and human connection to win. Combining our food expertise and data analytics uniquely positions Kroger to create new and highly-relevant customer experiences, delivered both digitally and in stores. Restock Kroger builds on our strengths and strategically repositions Kroger to accelerate our customer-centered efforts in order to create shareholder value.”

The Restock Kroger Plan will be fueled by capital investments, cost savings and free cash flow.

The Plan has four main drivers: Redefine the Food and Grocery Customer Experience, Expand Partnerships to Create Customer Value, Develop Talent, and Live Kroger’s Purpose. The company will regularly update investors on its progress against these pillars, which collectively will create shareholder value.

Redefine the Food and Grocery Customer Experience: Kroger will outline how it is uniquely positioned to win with customers by accelerating its digital and ecommerce efforts, applying its customer data and personalization expertise through 84.51 to even more aspects of the business, and building on the outstanding growth of the company’s Our Brands portfolio.

•                  Data & Personalization: Kroger already delivers more than 3 billion personalized recommendations to customers annually. Kroger will update investors on how it is using shopper data to create different experiences for customers.

•                  Digital: Kroger will outline how it is optimizing the digital experience by placing the customer at the center of everything we do, providing not only functional information but also inspiration and personalized discovery through recipes and product content.

•                  Space Optimization: Kroger intends to leverage customer science to make space-planning decisions to disrupt shelf, optimize assortment and improve in-stocks.

•                  Our Brands: Building on Our Brands strong, 37% growth from 2011 to 2017 (from $15B to $20.5B in annual sales), Kroger will continue investing to grow its most popular brands.

•                  Smart Pricing: Kroger will continue investing to avoid losing customers because of price. The company has invested more than $4 billion in price since 2001.

Expand Partnerships to Create Customer Value: The company will discuss its plans to utilize more of its capital to fund technology and infrastructure upgrades, and its intention to create alternative revenue streams.

•                  Front End Transformation: Redesign front-end to maximize stores for self-checkout, include expanding currently 20-store Scan, Bag, Go pilot to 400 stores in 2018.

•                  Technology Innovation: Kroger will continue building its Internet of Things sensor network, video analytics and machine learning networks and complement those innovations with robotics and artificial intelligence to transform the customer experience.

•                  Alternative Revenue Streams: Kroger intends to create shareholder value by expanding its alternative revenue streams, including driving media and advertising revenue.

Develop Talent: Kroger will discuss how it is accelerating its high-performance leadership culture through future talent development, training, and a rebalancing of pay & benefits.

•                  Investing in Store Associates: Kroger plans to invest an incremental $500 million in human capital over the next three years. This will be in addition to the company’s continued efforts to rebalance pay and benefits while also focusing on certifications and performance incentives, career opportunities and training.

Live Kroger Purpose through Social Impact: The company successfully launched its Zero Hunger | Zero Waste Plan in September, which aims to end hunger in the communities Kroger calls home and eliminate waste in the company by 2025.

Incremental Operating Margin, Capital to Support Growth, Free Cash Flow

The Restock Kroger plan is expected to generate $400 million in incremental operating margin by 2020. Kroger will also outline how it will prioritize its estimated $9 billion in capital investments to support Restock Kroger over the next three years. The company expects to generate more than $4 billion of free cash flow over the next three years — nearly double what was generated over the previous three years.

“Our goal is to continue generating shareholder value even as we make strategic investments to grow our business,” said Mike Schlotman, Kroger’s executive vice president and CFO.

Exploring Strategic Alternatives for Convenience Store Business

Kroger today announced its intention to explore strategic alternatives for its convenience store business, including a potential sale. This is the result of a review of assets that are potentially of more value outside of the company than as part of Kroger.

“Our convenience stores are strong, successful and growing with the potential to grow even more,” said Mr. Schlotman. “We want to look at all options to ensure this part of the business is meeting its full potential. Considering the current premium multiples for convenience stores, we feel it is our obligation as a management team to undertake this review.”

Kroger’s convenience store business includes 784 convenience stores located across 18 states.  It includes 68 franchise operations.  The stores employ 11,000 associates and operate under the following banner names: Turkey Hill Minit Markets, Loaf ‘N Jug, KwikShop, Tom Thumb and QuickStop. Neither supermarket fuel centers nor Turkey Hill Dairy is included in this review. Kroger’s convenience store business generated revenue of $1.4 billion and sold 1.2 billion gallons of fuel in 2016.  The business unit has delivered 62 consecutive quarters of identical store sales growth.

“Our convenience store management and associates are an important part of our success. They put our customer first every day.  We value what they do and thank them for what they will continue to do as we conduct this evaluation,” Mr. Schlotman said.

The company has hired Goldman Sachs & Co. to identify, review and evaluate the options.

2018 Commentary

With respect to 2018, the company expects identical supermarket sales to be stronger than 2017. For earnings per diluted share, the company is striving for flat to slightly-up from 52 week adjusted 2017 earnings per diluted share. While early in the planning process, the company further noted that it doesn’t see anything in the environment that would cause 2018 earnings per diluted share to be below $1.80.

Investment Thesis

Mr. McMullen will also outline Kroger’s investment thesis.

“We feel great about our strengths. As America’s grocer, we are growing in a fragmented market. Kroger has more data than any of our competitors, which leads to deep customer knowledge and unparalleled personalization. We have incredibly convenient locations and platforms for pickup and delivery within one-to-two miles of our customers. We have a leadership team that combines deep experience with creative new talent. We have the scale to win with more than 60 million households shopping with us annually. In fact, we’ve been named America’s most beloved grocery store several times. We connect personally with our associates, customers and communities to uplift and improve lives. And, we have a proven track record of consistently returning capital to shareholders through an increasing dividend and share buyback program.”

“We believe our best days are ahead of us,” he said.

At The Kroger Co., we are dedicated to our purpose: to Feed the Human SpiritTM. We are 450,000 associates who serve nearly nine million customers daily in 2,793 retail food stores under a variety of local banner names in 35 states and the District of Columbia. Our Family of Companies operates an expanding ClickList offering — a personalized order online service — in addition to 2,258 pharmacies, 783 convenience stores, 307 fine jewelry stores, 222 retail health clinics, 1,472 supermarket fuel centers and 38 food production plants in the United States. Our Company has been recognized as one of America’s most generous companies for our support of more than 100 Feeding America food bank partners, breast cancer research and awareness, the military and their families, and more than 145,000 community organizations including schools. As a leader in supplier diversity, we are a proud member of the Billion Dollar Roundtable.

Kroger Contacts:
Media: Kristal Howard, (513) 762-1304
Investors: Kate Ward, (513) 762-4969

This press release contains certain statements that constitute “forward-looking statements” about the future performance of the company. These statements are based on management’s assumptions and beliefs in light of the information currently available to it. These statements are indicated by words such as “intends,” “plans,” “assumes,” “estimate,” “expect,” “guidance,” “believe,” “committed,” “will,” “goal,” and “continue.” Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in “Risk Factors” and “Outlook” in Kroger’s annual report on Form 10-K for the last fiscal year and any subsequent filings, as well as the following:

•                  Kroger’s ability to achieve sales, earnings and cash flow goals may be affected by: labor negotiations or disputes; changes in the types and numbers of businesses that compete with Kroger; pricing and promotional activities of existing and new competitors, including non-traditional competitors, and the aggressiveness of that competition; Kroger’s response to these actions; the state of the economy, including interest rates, the inflationary and deflationary trends in certain commodities, and the unemployment rate; the effect that fuel costs have on consumer spending; volatility of fuel margins; changes in government-funded benefit programs; manufacturing commodity costs; diesel fuel costs related to Kroger’s logistics operations; trends in consumer spending; the extent to which Kroger’s customers exercise caution in their purchasing in response to economic conditions; the inconsistent pace of the economic recovery; changes in inflation or deflation in product and operating costs; stock repurchases; Kroger’s ability to retain pharmacy sales from third party payors; consolidation in the healthcare industry, including pharmacy benefit managers; Kroger’s ability to negotiate modifications to multi-employer pension plans; natural disasters or adverse weather conditions; the potential costs and risks associated with potential cyber-attacks or data security breaches; the success of Kroger’s future growth plans; and the successful integration of Harris Teeter and Roundy’s.  Kroger’s ability to achieve sales and earnings goals may also be affected by Kroger’s ability to manage the factors identified above. Kroger’s ability to execute its financial strategy may be affected by its ability to generate cash flow.

•                  During the first three quarters of each fiscal year, Kroger’s LIFO charge and the recognition of LIFO expense is affected primarily by estimated year-end changes in product costs. Kroger’s fiscal year LIFO charge is affected primarily by changes in product costs at year-end.

Kroger assumes no obligation to update the information contained herein. Please refer to Kroger’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.